UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2013
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL		60026-1215
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 1, 2013, Illinois Tool Works Inc. (“ITW”) and Relational Investors LLC (“Relational”), David H. Batchelder, and certain other Relational affiliates (the “Relational Group”) entered into a one-year extension of the letter agreement (the “Agreement”) they had entered into on January 13, 2012. The January 13, 2012 Agreement is filed as Exhibit 99.1 to the Company’s Form 8-K filed on January 13, 2012.
The extension provides Relational with an option to appoint Mr. Batchelder to the ITW board of directors at Relational's request any time before the ninetieth day prior to ITW's 2014 Annual Meeting of Stockholders. Should Mr. Batchelder join the Company's board, ITW agrees to re-nominate him at the Company's 2014 Annual Meeting of Stockholders for a customary one-year term. During the term of the agreement, Relational has agreed to support the Company's recommendations for nominees to the board.
The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Letter Agreement, dated March 1, 2013, among Illinois Tool Works Inc., Relational Investors LLC and the other parties named in the Letter Agreement, extending Letter Agreement dated January 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: March 6, 2013	By: /s/ Maria C. Green
Maria C. Green
Senior Vice President, General Counsel & Secretary